Exhibit 4.2

WARRANT NO.: __________________


THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED UNLESS THE HOLDER THEREOF PROVIDES THE COMPANY WITH A WRITTEN CERTIFICATION THAT THIS WARRANT IS NOT BEING EXERCISED BY OR ON BEHALF OF ANY "U.S. PERSON" AS SUCH TERM IS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, OR PROVIDES A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR ARE EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION. HEDGING TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, SHORT SALES, SWAPS OR DERIVATIVE SECURITIES
TRANSACTIONS, INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS THERE SHALL HAVE BEEN DELIVERED TO THE ISSUER A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                         TOUCHSTONE RESOURCES USA, INC.

      Void after 5:00 p.m. Eastern Standard Time on [________________]

      This warrant ("Warrant") is to verify that, FOR VALUE RECEIVED, [______________________________________] ("Holder") is entitled to purchase, subject to the terms and conditions hereof, from TOUCHSTONE RESOURCES USA, INC., a Delaware corporation (the "Company"), [__________________] shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), at any time during the period commencing on the date hereof (the "Commencement Date") and ending at 5:00 p.m. Eastern Standard Time on the third anniversary of the Commencement Date (the "Termination Date"), at an exercise price (the "Exercise Price") of $1.50 per share of Common Stock. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

      This Warrant has been issued in connection with the offering of units comprised of convertible preferred stock and warrants being offered by the Company pursuant to the Securities Purchase Agreement by and between the Company and the Holder (the "SPA").

      The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof, then receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares". The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price".

      1.    Exercise of Warrant; Issuance of Exercise Shares.

            (a) Exercise of Warrant. Subject to the terms hereof, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment of the Exercise Price in full either: (i) in cash or by bank or certified check for the Exercise Shares with respect to which this Warrant is exercised; (ii) by delivery to the Company of shares of the Company's Common Stock having a Fair Market Value (as defined below) equal to the aggregate Exercise Price of the Exercise Shares being purchased that Holder is the record and beneficial owner of and that have been held by the Holder for at least six (6) months; (iii) provided that the sale of the Exercise Shares are covered by an effective registration statement, by delivering to the Company a Notice of Exercise together with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to sell a sufficient portion of the Exercise Shares and deliver the sales proceeds directly to the Company to pay the Exercise Price; or (iv) by any combination of the procedures set forth in subsections (i), (ii) and (iii) of this Section 1(a). For the purposes of this Section 1(a), "Fair Market Value" shall be an amount equal to the average of the Current Market Value (as defined below) for the ten (10) days preceding the Company's receipt of the duly executed Notice of Exercise form attached hereto as Appendix A.

      In the event that this Warrant shall be duly exercised in part prior to the Termination Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

            (b) Issuance of Exercise Shares: Delivery of Warrant Certificate. The Company shall, within ten (10) business days or as soon thereafter as is practicable of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder one or more certificates representing the Exercise

Shares to which the Holder shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

             (c) Exercise Shares Fully Paid and Non-Assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant certificate ("Warrant Certificate") will, upon issuance and payment therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to Section 2 hereof, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

            (d) Reservation of Exercise Shares. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Exercise Shares upon the exercise of this Warrant, and from time to time will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Warrant.

            (e) Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates that evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this subsection (e), be issuable upon the exercise of this Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the Current Market Value of the Exercise Share on the last business day prior to the date on which this Warrant is exercised. For purposes of this subsection (e), the "Current Market Value" for any day shall be determined as follows:

                  (i)   If the Common  Stock is  admitted  to  quotation  on the
National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock as reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported;

                  (ii) If the Common Stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall be the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported;

                  (iii) If the Common Stock is traded in the over-the-counter market and not on NASDAQ, the NASDAQ National Market System or any national securities exchange, the Fair Market Value shall be the average of the mean between the last bid and ask prices per share as reported by the National Quotation Bureau, Inc. or an equivalent generally accepted reporting service, or if not so reported, the average of the closing bid and asked prices of the Common Stock as furnished to the Company by any member of the National
Association of Securities Dealers, Inc., selected by the Company for that purpose; or

                  (iv) If the Fair Market Value of the Common Stock cannot be determined on the basis previously set forth in this definition on the date that the Fair Market Value is to be determined, the Board of Directors of the Company shall in good faith determine the Fair Market Value of the Common Stock on such date.

      2.    Payment of Taxes.

            (a) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (b) Upon exercise of this Warrant, the Company shall have the right (but only to the extent that the Company is required by law to withhold any federal, state and local taxes) to require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for Exercise Shares issuable pursuant to the exercise of such Warrant.

            (c) A Holder who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount: (i) in cash; (ii) in the discretion of the Company's Chief
Executive Officer, through the delivery to the Company of previously-owned shares of common stock of the Company having an aggregate current market value equal to the tax obligation, provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the Holder for at least six (6) months; (iii) in the discretion of the Company's Chief Executive Officer, through the withholding of shares of common stock of the Company otherwise issuable to the Holder in connection with the exercise of a Warrant; or (iv) in the discretion of the Company's Chief Executive Officer, through a combination of the procedures set forth in clauses (i), (ii) and (iii) of this Section 2(c).

      3. Mutilated or Missing Warrant Certificates. In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant or Warrants of like tenor and in the same aggregate denomination, but only: (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also satisfactory to the Company, and (ii) in the case of mutilation, upon surrender of the mutilated Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

      4. Rights of Holder. The Holder shall not, by virtue of anything contained in this Warrant or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

      5. Registration of Transfers and Exchanges. The Warrant shall be transferable, subject to the provisions of Section 7 hereof, only upon the books of the Company, if any, to be maintained by it for that purpose, upon surrender of the Warrant Certificate to the Company at its principal office accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of transfer, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.

      Any Warrant may be exchanged, at the option of the Holder thereof and without charge, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant or other Warrants of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant surrendered for exchange or transfer, and the Warrant so surrendered shall be canceled by the Company or transfer agent, as the case may be.

      6. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or any preferred stock as a dividend with respect to any shares of its Common Stock, then the number of Exercise Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Exercise Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6.2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

            (b) Capital Reclassifications, Reorganizations or Consolidations. In the case of any capital reclassification, reorganization or consolidation, or other change, in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend described in Section 6.2(a) above or as a result of any "Fundamental Transaction" described in Section 6(c) below), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, consolidation or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, consolidation or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate purchase price shall remain the same.

            (c)   Corporate  Reorganizations,  Consolidations or Mergers. In the
event of: (i) any consolidation or merger of the Company with or into another entity (other than a merger in which the Company is the successor entity that does not result in any capital reclassification, reorganization or consolidation, or other change, in the Common Stock of the Company, or a consolidation or merger between the Company and a wholly-owned subsidiary of the Company) (ii) any sale, lease, transfer or conveyance to another entity of all or substantially all of the property and assets of the Company (other than a transfer to a wholly-owned subsidiary of the Company), or (iii) a liquidation or dissolution of the Company (the events in subsections (i), (ii) and (iii) collectively, a "Fundamental Transaction"), unless provision is made in connection with such Fundamental Transaction for the assumption of this Warrant or for the substitution of new like-kind warrants by the successor entity as a result of such Fundamental Transaction, with appropriate adjustment as to the number and kind of shares issuable upon exercise of the Warrant, and, if appropriate, the per share exercise price, so as to enable the Holder after such Fundamental Transaction to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that would have been received upon exercise or exchange of this Warrant immediately prior to such Fundamental Transaction, this Warrant shall, upon no less than fifteen (15) days written notice, terminate upon the closing of any such Fundamental Transaction.

            (d) Issuance of Additional Options or Warrants. Notwithstanding any other provision of this Section 6, if, prior to June 30, 2005, the Company issues or sells any options or warrants that are Covered Securities (as defined in Section 6(f)) with an exercise price per share less than the Exercise Price in effect immediately prior to such issuance or sale, then, immediately after such issuance or sale, the Exercise Price shall be reduced to such lower exercise price per share. No further modification of the issuance terms shall be made upon the actual issuance of the underlying shares of Common Stock upon exercise of such options or warrants. If there is a change at any time in the exercise price provided for in such options or warrants, then immediately after such change, the Exercise Price shall be adjusted to the Exercise Price that would have been in effect at such time had such options or warrants still outstanding provided for such changed exercise price at the time initially issued or sold; provided, however, that if such adjustment would result in an increase in the Exercise Price and such Exercise Price, as adjusted, would exceed the initial Exercise Price on the date hereof, the Exercise Price shall be increased to the price that is equal to the initial Exercise Price on the date hereof. In no event shall the Exercise Price exceed the initial Exercise Price on the date hereof. However, upon the expiration of any such options or warrants, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 6(d), if all or any portion of any such options or warrants shall not have been exercised, the value of such options or warrants shall be deducted from the Offering Proceeds (as defined in Section 6(f)) for the purpose of determining whether such options or warrants are Covered Securities.

            (e) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

            (f) Covered Securities. "Covered Securities" shall mean options or warrants issued by the Company in a private offering for the purpose of raising capital for the Company; provided, however, that the aggregate net proceeds received by the Company in such offering (the "Offering Proceeds") exceeds fifty percent (50%) of the aggregate net proceeds received by the Company in the offering of units comprised of convertible preferred stock and warrants being offered by the Company pursuant to the SPA. Such term specifically excludes any other type of security issued by the Company for any purpose whatsoever, and specifically excludes warrants not issued by the Company in a private offering for the purpose of raising capital, including, but not limited to, warrants (and any underlying securities issuable upon the exercise thereof) offered or issued:
(A) to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, (B) in connection with a bona fide investment in or by the Company, any acquisition of another corporation or entity by the Company, whether by merger, consolidation, purchase of all or substantially all of the assets of such corporation or entity, share exchange or reorganization, any acquisition of any interests, rights or other assets of another corporation or entity by the Company, or any similar transaction, (C) pursuant to equipment leases or debt financings, (D) to employees, directors, consultants, suppliers, customers or other business or joint venture partners for the primary purpose of soliciting or retaining their services or compensating them for their services, (E) pursuant to the exercise or conversion of exercisable or convertible securities that are outstanding on the date hereof, or (F) in connection with any stock split or combination, stock dividend or distribution, reclassification or recapitalization, or similar action by the Company.

            (g) No Impairment. The Company and the Holder will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights or the Company and the Holder against impairment.

      7.    Investment Intent, Exercise Restrictions and Transfer Restrictions.

            (a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Exercise Shares to be issued upon exercise hereof (collectively, the "Securities") are being acquired for the Holder's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Securities. The Holder acknowledges and agrees that the Securities have not been registered under the Securities Act or under any state securities laws, and that the Securities may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. The Holder also acknowledges and agrees that this Warrant many not be exercised unless the Holder provides the Company with a written certification that this Warrant is not being exercised by or on behalf of any "U.S. Person" as such term is defined in Rule 902 of Regulations S under the Securities Act, or provides a written opinion of United States counsel of recognized standing, in for and substance satisfactory to the Company, to the effect that this Warrant and the Securities to be issued upon its exercise have been registered under the Securities Act and registered or qualified under applicable securities laws of any state or other jurisdiction, or are exempt from such registration or qualification. The Holder further acknowledges and agrees that neither the Securities and Exchange Commission ("SEC") nor any securities commission or other governmental authority has: (i) approved the transfer of the Securities or passed upon or endorsed the merits of the transfer of the Securities; or (ii) confirmed the accuracy of, determined the adequacy of, or reviewed this Warrant. The Holder has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and the Holder has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment.

            (b) The certificates evidencing any Exercise Shares issued upon the exercise of this Warrant shall have endorsed thereon (except to the extent that the restrictions described in any such legend are no longer applicable) the following legend, appropriate notations thereof will be made in the Company's stock transfer books, and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Exercise Shares.

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR
      OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION. HEDGING TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, SHORT SALES, SWAPS OR DERIVATIVE SECURITIES TRANSACTIONS, INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS THERE SHALL HAVE BEEN DELIVERED TO THE ISSUER A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

      8. Indemnification. Holder agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations, warranties, covenants or agreements made by Holder herein, and Holder agrees that in the event of any breach of any representations, warranties, covenants or agreements made by Holder herein, the Company may, at its option, forthwith rescind the issuance of this Warrant to Holder.

      9. Registration Rights. The Holder shall be entitled to the rights and subject to the obligations set forth in the registration rights contained in Exhibit D to the SPA.

      10.   Right to Call Warrant.

            (a) If the volume weighted average Closing Price (as defined in Section 10(b)) for the shares of Common Stock has been equal to or greater than 150% of the Exercise Price during 20 consecutive Trading Days (as defined in
Section 10(c))) during the period commencing on the first Trading Day after the SEC declares effective a registration statement filed by the Company with the SEC permitting the public sale of all of the shares of Common Stock issuable upon exercise of this Warrant, the Company may call all or any portion of this Warrant. In the event the Company exercises its call right hereunder, the Company shall provide Holder with written notice of its election to call all or a portion of the Warrant to the address of Holder set forth in the Securities Purchase Agreement dated on or about the date hereof between the Company and Holder. Holder shall have 15 business days (the "Notice Period") from the date such notice is sent by the Company to Holder to decide whether to exercise this Warrant in whole or in part at the Exercise Price in accordance with the terms hereof. If this Warrant or any part thereof is not so exercised during the Notice Period, such Warrant or part thereof shall be forfeited by the Holder upon the expiration of the Notice Period. It shall be an absolute condition to the Company's right to call this Warrant that such registration statement shall be effective, with no stop-order, and with no suspensions of resales thereunder, during the entire 20 Trading Day period described above.

            (b) "Closing Price" for any day, means: (i) the last reported sales price regular way of the Common Stock on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, the average of the closing bid and asked prices, regular way, on such day for the Common Stock as officially quoted on any such securities exchange or system, (iii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the Common Stock in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or
(iv) if no sale takes place on such day, the average of the high and low bid price of the Common Stock on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization, or (v) if no bid and asked prices are reported for the Common Stock by the National Quotation Bureau, Incorporated or any other successor organization for such day, the average of the high and low bid and asked price of any of the market makers for the Common Stock as reported in the "pink sheets" by the Pink Sheets LLC. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market or reported in the "pink sheets," the Closing Price shall be the fair market value thereof determined by the Board of Directors of the Company in good faith.

            (c) "Trading Day" means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

      11. Notices. All notices or other communications under this Warrant shall be in writing and shall be deemed to have been given on the day of delivery if delivered by hand, on the fifth day after deposit in the mail if mailed by certified mail, postage prepaid, return receipt requested, or on the next business day after mailing if sent by a nationally recognized overnight courier such as federal express, addressed as follows:

            If to the Company:

                  Touchstone Resources USA, Inc.
                  111 Presidential Boulevard, Suite 165
                  Bala Cynwyd, PA 19004
                  Attention:  Chief Executive Officer

            with a copy to:

                  Duane Morris LLP
                  240 Princeton Avenue, Suite 150
                  Hamilton, NJ 08619
                  Attention :  Vincent A. Vietti, Esquire

            and to the Holder at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

      Either of the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section 11.

      12. Amendment and Waiver. This Warrant may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought. The parties hereto entitled to the benefits of a term or provision may waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement contained herein.

      13. Headings; Definitions. The Section headings contained in this Warrant are inserted for convenience of reference only and will not affect the meaning or interpretation of this Warrant. All references to Sections contained herein mean Sections of this Warrant unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

      14. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Warrant without the express prior written consent of the other party hereto. Nothing in this Warrant is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Warrant

      15. Severability. If any provision of this Warrant or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Warrant shall remain in full force and effect and shall be reformed to render the Warrant valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

      16. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      17. Arbitration. If a dispute arises as to the interpretation of this Warrant, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in the Commonwealth of Pennsylvania. The decision of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

      18. Counterparts. This Warrant may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the [____] day of [___________], 2005.


                                        TOUCHSTONE RESOURCES USA, INC.



                                        By: [________________________________]
                                              Name:
                                              Title:

                                   APPENDIX A

                               NOTICE OF EXERCISE

To:   Touchstone Resources USA, Inc.
      111 Presidential Boulevard, Suite 165
      Bala Cynwyd, PA 19004
      Attention:  Chief Executive Officer

      (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of TOUCHSTONE RESOURCES USA, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in full in accordance with the terms of the Warrant in the following manner (please check one or more of the following choices):

      [ ]   In cash;

      [ ]   Cashless exercise through a broker; or

      [ ]   Delivery of previously owned shares of Common Stock.

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion hereof are being acquired solely for the account of the undersigned, not as a nominee for any other party, and for investment purposes only (unless such shares are subject to resale pursuant to an effective registration statement), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      (3) Terms not otherwise defined in this Notice of Exercise shall have the meanings ascribed to such terms in the attached Warrant.

      (4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.




                                        HOLDER

--------------------------              ----------------------------------------
(Date) (Signature)